EXHIBIT 99.1

RELIANCE BANCORP, INC.
585 STEWART AVENUE                          (516) 222-9300
GARDEN CITY, NY 11530               FAX:    (516) 222-4559

                                            NEWS RELEASE

FOR IMMEDIATE RELEASE:      January 20, 2000
                            For Information Contact:
                            Paul D. Hagan
                            Senior Vice President and CFO
                            (516) 222-9308 extension 215


                  RELIANCE BANCORP, INC. REPORTS SECOND QUARTER
                            FISCAL YEAR 2000 RESULTS

Garden City, New York, January 20, 2000

Reliance Bancorp, Inc. (NASDAQ/NMS:RELY), the holding company for Reliance Federal Savings Bank, today reported net income of $5.4 million for the quarter ended December 31,1999 as compared to $5.2 million in the prior year quarter ended December 31, 1998. On a diluted earnings per share basis, earnings were $0.62 for the quarter ended December 31, 1999 as compared to $0.60 for the prior year quarter ended December 31, 1998. For the six months ended December 31, 1999, diluted earnings per share rose $0.15, or 13.6%, to $1.25 from $1.10 in the prior year six month period ended December 31, 1998.

Cash earnings for the quarter ended December 31, 1999 were $7.2 million as compared to $6.9 million recorded in the prior year quarter. On a diluted cash earnings per share basis, earnings rose 6.3% to $0.84 per diluted cash earnings per share from $0.79 recorded in the prior year quarter. For the six months ended December 31, 1999, diluted cash earnings per share rose $0.18, or 12.1%, to $1.67 from $1.49 in the prior year six month period ended December 31, 1998. The Company's cash earnings are determined by adding back to reported earnings the non-cash expenses related to the allocation of ESOP ("Employee Stock Ownership Plan") stock and the earned portion of RRP ("Recognition and Retention Plan") stock, net of associated tax benefits, and amortization of excess of cost over fair value of net assets acquired ("goodwill").

As of December 31, 1999, total assets were $2.5 billion, deposits were $1.5 billion and total stockholders' equity was $176.4 million. At December 31, 1999, the Company had 8,882,411 common shares outstanding with a tangible book value per common share of $13.99.

On December 15, 1999, the Board of Directors declared a regular cash dividend of $0.21 per common share for the quarter ending December 31, 1999. The dividend was paid on January 14, 2000 to stockholders of record on January 3, 2000.

On August 30, 1999, Reliance Bancorp, Inc. announced that it had signed a definitive Agreement and Plan of Merger with North Fork Bancorporation, Inc., (NYSE:NFB). NFB is the bank holding company parent of North Fork Bank and Trust Company, a New York State chartered stock commercial bank. The merger has been approved by all necessary regulatory authorities. A special meeting of Reliance's stockholders

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has been  scheduled  for  February  10,  2000 for a vote on the  approval of the merger. The record date for stockholders eligible to vote at the special meeting is January 7, 2000.

                                Quarterly Results

Net income was $5.4 million for the quarter ended December 31, 1999, which represents an annualized return on average assets and average tangible equity of 0.87% and 15.83%, respectively. Net interest income was $17.3 million for the quarter ended December 31, 1999 as compared to $17.6 million for the quarter ended December 31, 1998. The lower net interest income is due to a decrease in the net interest spread from 2.75% to 2.66% and the net interest margin from 3.02% to 2.95%, respectively, for the quarters ended December 31, 1999 and 1998. For the quarter ended December 31, 1999, the yield on interest-earning assets was 7.07% and the cost of interest-bearing liabilities was 4.41% as compared to 7.26% and 4.51%, respectively, for the quarter ended December 31, 1998.

Non-interest income increased $511,000, or 26.4%, to $2.4 million in the quarter ended December 31, 1999 from $1.9 million in the prior year quarter. The increase is mainly the result of additional money center fees, loan servicing fees, loan prepayment penalties and bank owned life insurance income.

                            Six Months Ended Results

Net income for the six months ended December 31, 1999 was $10.7 million which represents an annualized return on average assets and average tangible equity of 0.87% and 16.24%, respectively. Net interest income was $34.8 million for the six months ended December 31, 1999, the same amount as in the prior year period. The yield on interest-earning assets was 7.05% for the six months ended December 31, 1999 and the cost of interest-bearing liabilities was 4.37% as compared to 7.27% and 4.58%, respectively for the six months ended December 31, 1998.

Non-interest income increased $1.1 million, or 28.3%, from $3.8 million for the six months ended December 31, 1998 to $4.9 million for the six months ended December 31, 1999. The increase is mainly the result of additional fee income from annuity sales, ATM transactions, money center fees, loan servicing fees, loan prepayment penalties and bank owned life insurance income.


Non-performing assets

Non-performing loans totaled $7.2 million, or 0.72% of total loans, at December 31, 1999 as compared to $6.6 million, or 0.67% of total loans, at June 30, 1999. Non-performing loans at December 31, 1999 were comprised of $3.2 million of loans secured by one- to four-family residences, $2.9 million of commercial real estate loans, $811,000 of commercial loans and $329,000 of guaranteed student and other loans.

For the quarter ended December 31, 1999, the Company had no provision for loan losses. The Company's allowance for loan losses totalled $9.0 million at December 31, 1999 which represents a ratio of allowance for loan losses to non-performing loans and to total loans of 125.39% and 0.91%, respectively, at December 31, 1999 compared to 139.08% and 0.93% at June 30, 1999, respectively. Net charge-offs were $24,000 and $75,000, respectively, for the quarter and six months ended December 31, 1999.





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Reliance  Bancorp,  Inc. and Reliance Federal Savings Bank are  headquartered in
Garden City, New York. Reliance Federal is a community bank specializing in providing deposit and credit services for its consumer and commercial customers. Reliance Federal Savings Bank serves its customers from 29 banking offices located in the New York counties of Queens, Nassau and Suffolk. Additional information on the Company and Bank can be found on our Internet web site at www.reliance-federal.com.

This release may contain certain forward-looking statements and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

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                                       RELIANCE BANCORP, INC. and SUBSIDIARY
                                       Consolidated Statements of Condition
                                                    (Unaudited)
                              (Dollars in thousands, except share and per share data)

                                                                                       December 31,      June 30,
                                                                                           1999            1999
                                                                                           ----            ----
Assets
Cash and due from banks...........................................................       $  40,904        $ 33,255
Money market investments..........................................................          31,499             --
Debt and equity securities available-for-sale.....................................         125,707         122,168
Debt and equity securities held-to-maturity (with estimated
   market values of $49,578 and $28,840, respectively)............................          49,980          28,835
Mortgage-backed securities available-for-sale.....................................         839,335         935,038
Mortgage-backed securities held-to-maturity (with estimated
   market values of $250,138 and $252,233, respectively)..........................         257,685         255,917
Loans receivable:
     Mortgage loans...............................................................         814,948         810,894
     Commercial loans.............................................................          50,727          44,949
     Consumer and other loans.....................................................         133,334         127,350
       Less allowance for loan losses.............................................          (9,045)         (9,120)
                                                                                            -------        --------
             Loans receivable, net................................................         989,964         974,073
Accrued interest receivable, net..................................................          13,032          13,095
Office properties and equipment, net..............................................          17,417          16,368
Prepaid expenses and other assets.................................................          59,113          16,960
Mortgage servicing rights.........................................................           1,290           1,514
Excess of cost over fair value of net assets acquired.............................          52,092          54,373
Real estate owned, net............................................................              95             177
                                                                                         ----------        -------
             Total assets.........................................................      $2,478,113     $ 2,451,773
                                                                                         =========       =========

Liabilities and Stockholders' Equity
Deposits..........................................................................      $1,540,470     $ 1,549,419
Borrowed Funds....................................................................         735,978         702,434
Advance payments by borrowers for taxes and insurance.............................           6,963           6,399
Accrued expenses and other liabilities............................................          18,326          21,854
                                                                                           --------       --------
             Total liabilities....................................................       2,301,737       2,280,106
                                                                                         ----------      ---------

Commitments Stockholders' Equity
Preferred Stock, $.01 par value, 4,000,000 shares
  authorized; none issued.........................................................              --              --
Common stock, $.01 par value, 20,000,000 shares
  authorized; 10,750,820 shares issued; 8,882,411 and 8,586,210
    outstanding, respectively.....................................................             108             108
Additional paid-in capital........................................................         119,494         121,037
Retained earnings, substantially restricted.......................................         123,195         115,976
Accumulated other comprehensive income:
   Net unrealized depreciation on securities
    available-for-sale, net of taxes..............................................         (18,741)        (10,546)
Less:
Unallocated common stock held by ESOP.............................................          (3,312)         (3,726)
Unearned common stock held by RRP.................................................             --              (66)
Common stock held by SERP (at cost)...............................................            (550)           (550)
Treasury stock, at cost (1,868,409 and 2,164,610 shares, respectively)............         (43,818)        (50,566)
                                                                                           --------        --------
     Total stockholders' equity...................................................          176,376        171,667
                                                                                            -------        -------
            Total liabilities and stockholders' equity............................      $ 2,478,113    $ 2,451,773
                                                                                         ==========      =========

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                                       RELIANCE BANCORP, INC. and SUBSIDIARY
                                         Consolidated Statements of Income
                                                    (Unaudited)
                                       (In thousands, except per share data)

                                                                   Three Months Ended           Six Months Ended
                                                                       December 31,                December 31,
                                                                    ------------------          -----------------
                                                                     1999         1998          1999         1998
                                                                     ----         ----          ----         ----
Interest income:
   First mortgage loans.........................................  $ 15,696     $ 15,880      $ 31,510     $ 31,598
   Commercial loans.............................................     1,239        1,298         2,362        2,690
   Consumer and other loans.....................................     2,744        2,746         5,388        5,671
   Mortgage-backed securities...................................    18,376       19,840        37,179       39,564
   Money market investments.....................................       236           58           271          221
   Debt and equity securities...................................     3,150        2,552         6,053        5,498
                                                                     -----       ------         -----       ------
      Total interest income.....................................    41,441       42,374        82,763       85,242
                                                                    -------      ------        ------       ------

Interest expense:
   Deposits.....................................................    13,838       15,987        27,718       32,622
   Borrowed funds...............................................    10,295        8,787        20,288       17,817
                                                                    ------       ------        ------       ------
      Total interest expense....................................    24,133       24,774        48,006       50,439
                                                                    -------      ------        ------       ------
      Net interest income before provision for loan losses......    17,308       17,600        34,757       34,803
   Provision for loan losses....................................               --    350           --          500
                                                                      ------------------   ----------       ------
      Net interest income after provision for loan losses.......    17,308       17,250        34,757       34,303
                                                                    ------       ------        ------       ------

Non-interest income:
   Loan fees and service charges................................       348          265           791          425
   Other operating income.......................................     1,341        1,061         2,613        2,074
   Income from Money Centers....................................       759          670         1,482        1,302
   Net (loss) gain on securities................................       --           (59)           --            7
                                                                 ---------       -------    ---------      -------
      Total non-interest income.................................     2,448        1,937         4,886        3,808
                                                                     -----        -----         -----        -----

Non-interest expense:
   Compensation and benefits....................................     5,330        5,011        10,597       10,297
   Occupancy and equipment......................................     1,703        1,643         3,400        3,418
   Federal deposit insurance premiums...........................       230          225           460          453
   Advertising..................................................       101          225           318          493
   Other operating expenses.....................................     1,869        1,686         3,737        3,256
                                                                     -----        -----         -----       ------
      Total general and administrative expenses.................     9,233        8,790        18,512       17,917
   Real estate operations, net..................................        13          (14)           68           73
   Amortization of excess of cost over fair value
          of net assets acquired................................     1,141        1,141         2,282        2,281
                                                                     ------       -----         -----       ------
   Total non-interest expense...................................    10,387        9,917        20,862       20,271
                                                                    -------       -----        ------       ------

Income before income taxes......................................      9,369       9,270        18,781       17,840
Income tax expense .............................................      4,016       4,051         8,046        7,850
                                                                     ------       -----         -----       ------

Net income......................................................     $5,353     $ 5,219       $10,735      $ 9,990
                                                                      =====       =====        ======       ======

Net income per common share:
                 Basic..........................................      $0.65      $ 0.63         $1.30       $ 1.16
                                                                       ====        ====          ====         ====
                 Diluted........................................      $0.62      $ 0.60         $1.25       $ 1.10
                                                                       ====        ====          ====         ====




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                                       RELIANCE BANCORP, INC. and SUBSIDIARY
                                             Selected Financial Ratios
                                                    (Unaudited)

                                                                             At or for the         At or for the
                                                                          Three Months Ended      Six Months Ended
                                                                             December 31,           December 31,
                                                                          ------------------      -----------------
                                                                           1999       1998         1999       1998
                                                                           ----       ----         ----       ----
Performance ratios:
Return on average assets.............................................      0.87%     0.84%         0.87%      0.80%
Cash return on average assets........................................      1.17%     1.12%         1.16%      1.09%
Return on average equity (2).........................................     11.38%    11.99%        11.57%     11.02%
Cash return on average equity (2)....................................     15.33%    15.95%        15.43%     14.99%
Return on average tangible equity (2)................................     15.83%    17.89%        16.24%     16.21%
Average equity  to average assets....................................      6.98%     7.14%         6.89%      7.44%
Equity to total assets...............................................      7.12%     7.17%         7.12%      7.17%
Tangible equity to tangible assets...................................      5.13%     4.99%         5.13%      4.99%
Core deposits to total deposits......................................     39.92%    37.31%        39.92%     37.31%
Net interest spread..................................................      2.66%     2.75%         2.68%      2.69%
Net interest margin..................................................      2.95%     3.02%         2.96%      2.97%
General and administrative expenses to average assets................      1.50%     1.42%         1.50%      1.44%
Cash general and administrative
   expenses to average assets........................................      1.36%     1.30%         1.38%      1.31%
Operating income to average assets (1)...............................      0.40%     0.32%         0.40%      0.31%
Average interest-earning assets to average
   interest-bearing liabilities......................................      1.07X     1.06X         1.07X      1.07X
Cash net income per diluted common share.............................     $0.84     $0.79         $1.67       $1.49


                                                                         At            At
                                                                    December 31,    June 30,
                                                                       1999           1999
                                                                       ----           ----
Assets quality ratios:
Non-performing loans to total loans................................     0.72%         0.67%
Non-performing loans to total assets...............................     0.29%         0.27%
Non-performing assets to total assets..............................     0.29%         0.27%
Allowance for loan losses to total loans...........................     0.91%         0.93%
Allowance for loan losses to non-performing loans..................   125.39%       139.08%


(1) Operating income represents non-interest income less (plus) net gain (loss) on securities.

(2) For purposes of these calculations, average equity and average tangible equity exclude the effect of changes in the net unrealized appreciation (depreciation) on securities available for sale, net of taxes.

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